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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 Judiciary Plaza, 100 F Street, N.E., Room 1580,
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - DECEMBER 14, 2007

                       COMMISSION FILE NUMBER: 0001370489

                          BLUEFIRE ETHANOL FUELS, INC.
              (Exact name of registrant as specific in its charter)


             NEVADA                                          20-4590982
    (State of Incorporation)                        (I.R.S. Employer I.D. No.)

                                    31 MUSICK
                            IRVINE, CALIFORNIA 92618
          (Address of principal executive offices, including zip code)

                                 (949) 588-3767
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

      (a) On December 14, 2007, BlueFire Ethanol Fuels, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with three accredited investors (the "Investors") relating to the private sale of 5,740,741 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock") of the Company (the "Private Offering"). Under the terms of the Private Offering, the Company also issued to the Investors warrants to purchase 5,740,741 shares of Common Stock (the "Warrants"). The aggregate gross proceeds raised in the Private Offering by the Company was approximately $15.5 million. Each Share was sold to the Investors at a purchase price of $2.70 per Share. The Warrants expire five (5) years from the date of issue and may be exercised at an exercise price of $2.90 per Share, subject to adjustment in certain circumstances.

      The Private Offering was an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

      In connection with the Private Offering, the Company has agreed to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") covering the resale of the Shares, the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and certain other securities within forty-five (45) days following the closing of the Private Offering (the "Filing Date"). In addition, the Company is required to cause the Registration Statement to be declared effective by the SEC by the 150th day following the closing of the Private Offering or ten (10) business days following the date the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments (the "Effective Date").

      If (i) the Company fails to file the Registration Statement with the SEC on or prior to the Filing Date, then for each day following the Filing Date, until but excluding the date the Registration Statement is filed, the Company shall pay the Investors with respect to any such failure an amount equal to 1.0% of the purchase price paid by each such Investor for its Shares or (ii) if the Registration Statement is not declared effective by the SEC by the Effective Date, then for each day following the Effective Date, the Company shall pay the Investors with respect to any such failure an amount equal to 0.50% of the purchase price paid by each such Investor for its Shares, or (iii) if the Registration Statement is not declared effective by the SEC on or prior to the 180th day after the closing of the Private Offering, the Company shall pay the Investors with respect to any such failure an amount equal to 1.0% of the purchase price paid by each such Investor for its Shares..

      (b) On December 14, 2007, the Company issued an aggregate of 700,922 shares (the "Conversion Shares") of Common Stock to two investors for conversion of such investors' 8% senior secured convertible notes (the "Notes"), at a conversion price of $2.90, issued on August 22, 2007, as reported by the Company on Form 8-K filed August 27, 2007. The Conversion Shares were issued in full payment of $2,033,333 which represents the principal amount of the Notes together with accrued interest on the Notes. Additionally, as set forth in the Warrant Agreement issued on August 22, 2007, as reported by the Company on Form 8-K filed August 27, 2007, the Company has reduced the exercise price of such investors' existing warrants to purchase one million shares Common Stock, issued in connection with the Notes, to $2.90 per share.

      The foregoing description of the Stock Purchase Agreement, the Securities Purchase Agreement and the Warrants are not intended to be complete and is qualified in its entirety by the complete text of those agreements attached as exhibits to this Current Report on Form 8-K.

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SECTION 9.01. FINANCIAL STATEMENT AND EXHIBITS.

(d)   Exhibits.

The following Exhibit is hereby filed as part of this Current Report on Form
8-K:

Exhibit      Description
-------      -----------

99.1 Stock Purchase Agreement, entered into as of December 3, 2007, by and among the Investors and the Company.

99.2 Securities Purchase Agreement, entered into as of December 14, 2007, by and between Quercus and the Company.

99.3 Form of Warrant, dated December 14, 2007 by and among the Investors and the Company.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: December 17, 2007                 BLUEFIRE ETHANOL FUELS, INC.


                                        By: /s/ Arnold Klann
                                            ---------------------------------
                                            Arnold Klann
                                            Chief Executive Officer, Director





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